EXHIBIT 4.4

FLIGHT SAFETY TECHNOLOGIES, INC.,
a Nevada corporation,

and

PACIFIC STOCK TRANSFER COMPANY,
as Warrant Agent,

and

THE SHEMANO GROUP, INC.,
as Underwriter

PUBLIC WARRANT AGREEMENT

     WARRANT AGENT AGREEMENT dated as of ________, 2003, by and among Flight Safety Technologies, Inc., a Nevada corporation (the "Company"), The Shemano Group, Inc. (the "Underwriter"), and Pacific Stock Transfer Company, as warrant agent (hereinafter called the "Warrant Agent").

     WHEREAS, the Company proposes to issue and sell to the public up to _____ units (the "Units"), each Unit consisting of two shares of the common stock of the Company, par value $.001 per share (hereinafter, together with the stock of any other class to which such shares may hereafter have been changed, called "Common Stock"), and one Common Stock purchase warrant (the "Warrants");

     WHEREAS, each Warrant will entitle the holder to purchase one share of Common Stock;

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and exercise of the Warrants;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

     Section 1.     Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as Warrant Agent for the Company in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

     Section 2.     Form of Warrant. The text of the Warrants and of the form of election to purchase Common Stock to be printed on the reverse thereof shall be substantially as set forth in Exhibit A attached hereto. Each Warrant shall entitle the registered holder thereof to purchase one share of Common Stock at a purchase price of __________ ($____), at any time commencing on the Separation Date (as hereinafter defined) until 5:00 p.m. Eastern time, on ________, 2008 [5 years after effective date] (the "Warrant Exercise Period"). The securities comprising the Units will become detachable and separately transferable commencing ________, 2004 [30 days after effective date] or such earlier date as to which the Underwriter consents (the "Separation Date"). The warrant price and the number of shares of Common Stock issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chief Executive Officer, President or Vice President of the Company, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

     Warrants shall be dated as of the issuance by the Warrant Agent either upon initial issuance or upon transfer or exchange.

     In the event the aforesaid expiration dates of the Warrants fall on a Saturday or Sunday, or on a legal holiday on which the New York Stock Exchange is closed, then the Warrants shall expire at 5:00 p.m. Eastern time on the next succeeding business day.

     Section 3.     Countersignature and Registration. The Warrant Agent shall maintain books for the transfer and registration of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof. The Warrants shall be countersigned manually or by facsimile by the Warrant Agent (or by any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrants may, however, be so countersigned by the Warrant Agent (or by its successor as Warrant Agent) and be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or delivery.

     Section 4.     Transfers and Exchanges. The Warrant Agent shall transfer, from time to time, any outstanding Warrants upon the books to be maintained by the Warrant Agent for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be cancelled by the Warrant Agent. Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request. Warrants may be exchanged at the option of the holder thereof, when surrendered at the office of the Warrant Agent, for another Warrant, or other Warrants of different denominations of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock.

     Section 5.     Exercise of Warrants. Subject to the provisions of this Agreement, each registered holder of Warrants shall have the right, which may be exercised commencing at the opening of business on the first day of the Warrant Exercise Period, to purchase from the Company (and the Company shall issue and sell to such registered holder of Warrants) the number of fully paid and non-assessable shares of Common Stock specified in such Warrants upon surrender of such Warrants to the Company at the office of the Warrant Agent, with the form of election to purchase on the reverse thereof duly filled in and signed, and upon payment to the Company of the warrant price, determined in accordance with the provisions of Sections 9 and 10 of this Agreement, for the number of shares of Common Stock in respect of which such Warrants are then exercised. Payment of such warrant price shall be made in cash or by certified check or bank draft to the order of the Company. Subject to Section 6, upon such surrender of Warrants and payment of the warrant price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of such Warrants and in such name or names as such registered holder may designate, a certificate or certificates for the number of full shares of Common Stock so purchased upon the exercise of such Warrants. Such certificate or certificates shall be deemed to have been issued, and any person so designated to be named therein shall be deemed to have become a holder of record of such shares of Common Stock, as of the date of the surrender of such Warrants and payment of the warrant price as aforesaid. The rights of purchase represented by the Warrants shall be exercisable, at the election of the registered holders thereof, either as an entirety or from time to time for a portion of the shares specified therein and, in the event that any Warrant is exercised in respect of less than all of the shares of Common Stock specified therein at any time prior to the date of expiration of the Warrants, a new Warrant or Warrants will be issued to the registered holder for the remaining number of shares of Common Stock specified in the Warrant so surrendered, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrants pursuant to the provisions of this Section and of Section 3 of this Agreement and the Company, whenever requested by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose. Anything in the foregoing to the contrary notwithstanding, no Warrant will be exercisable unless at the time of exercise the Company has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended (the "Act"), covering the shares of Common Stock issuable upon exercise of such Warrant and such shares have been so registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of such Warrant. The Company shall use its best efforts to have all shares so registered or qualified on or before the date on which the Warrants become exercisable.

     Section 6.     Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Common Stock issuable upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of any certificates of shares of Common Stock in a name other than that of the registered holder of Warrants in respect of which such shares are issued, and in such case neither the Company nor the Warrant Agent shall be required to issue or deliver any certificate for shares of Common Stock or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

     Section 7.     Mutilated or Missing Warrants. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction and, in case of a lost, stolen or destroyed Warrant, indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such reasonable charges as the Company or the Warrant Agent may prescribe.

     Section 8.     Reservation of Common Stock. There have been reserved, and the Company shall at all times keep reserved, out of the authorized and unissued shares of Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and the transfer agent for the shares of Common Stock and every subsequent transfer agent for any shares of the Company's Common Stock issuable upon the exercise of any of the rights of purchase aforesaid are irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares of Common Stock as shall be required for such purpose. The Company agrees that all shares of Common Stock issued upon exercise of the Warrants shall be, at the time of delivery of the certificates of such shares, validly issued and outstanding, fully paid and non-assessable and listed on any national securities exchange upon which the other shares of Common Stock are then listed. So long as any unexpired Warrants remain outstanding, the Company will file such post-effective amendments to the registration statement (Form SB-2, Registration No. 333-109916) (the "Registration Statement") filed pursuant to the Act with respect to the Warrants (or other appropriate registration statements or post-effective amendment or supplements) as may be necessary to permit it to deliver to each person exercising a Warrant, a prospectus meeting the requirements of Section 10(a)(3) of the Act and otherwise complying therewith, and will deliver such a prospectus to each such person. The Company will keep a copy of this Agreement on file with the transfer agent for the shares of Common Stock and with every subsequent transfer agent for any shares of the Company's Common Stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is irrevocably authorized to requisition from time to time from such transfer agent stock certificates required to honor outstanding Warrants. The Company will supply such transfer agent with duly executed stock certificates for that purpose. All Warrants surrendered in the exercise of the rights thereby evidenced shall be cancelled by the Warrant Agent and shall thereafter be delivered to the Company, and such cancelled Warrants shall constitute sufficient evidence of the number of shares of Common Stock which have been issued upon the exercise of such Warrants. Promptly after the date of expiration of the Warrants, the Warrant Agent shall certify to the Company the total aggregate amount of Warrants then outstanding, and thereafter no shares of Common Stock shall be subject to reservation in respect of such Warrants that shall have expired.

     Section 9.     Warrant Price; Adjustments.

          (a)     The warrant price at which Common Stock shall be purchasable upon the exercise of the Warrants shall be $_____ per share or, after adjustment as provided in this Section, shall be such price as so adjusted (the "Warrant Price").

          (b)     The Warrant Price shall be subject to adjustment from time to time as follows:

               (1)     In case the Company shall at any time after the date hereof pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, then upon such dividend or distribution the Warrant Price in effect immediately prior to such dividend or distribution shall forthwith be reduced to a price determined by dividing:

                    (i)     an amount equal to the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution multiplied by the Warrant Price in effect immediately prior to such dividend or distribution, by

                    (ii)     the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

     For the purposes of any computation to be made in accordance with the provisions of this Section 9(b)(1), the following provisions shall be applicable: Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution.

               (2)      In case the Company shall at any time subdivide or combine the outstanding Common Stock, the Warrant Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination to the nearest one cent. Any such adjustment shall become effective at the time such subdivision or combination shall become effective.

               (3)      Within a reasonable time after the close of each quarterly fiscal period of the Company during which the Warrant Price has been adjusted as herein provided, the Company shall:

                    (i)      file with the Warrant Agent a certificate signed by the Chief Executive Officer, President or Vice President of the Company and by the Chief Financial Officer, Principal Accounting Officer, Treasurer or Assistant Treasurer of the Company, showing in detail the facts requiring all such adjustments occurring during such period and the Warrant Price after each such adjustment; and

                    (ii)      the Warrant Agent shall have no duty with respect to any such certificate filed with it except to keep the same on file and available for inspection by holders of Warrants during reasonable business hours, and the Warrant Agent may conclusively rely upon the latest certificate furnished to it hereunder. The Warrant Agent shall not at any time be under any duty or responsibility to any holder of a Warrant to determine whether any facts exist which may require any adjustment of the Warrant Price, or with respect to the nature or extent of any adjustment of the Warrant Price when made, or with respect to the method employed in making any such adjustment, or with respect to the nature or extent of the property or securities deliverable hereunder. In the absence of a certificate's having been furnished, the Warrant Agent may conclusively rely upon the provisions of the Warrants with respect to the Common Stock deliverable upon the exercise of the Warrants and the applicable Warrant Price.

               (4)      Notwithstanding anything contained herein to the contrary, no adjustment of the Warrant Price shall be made if the amount of such adjustment shall be less than $0.02, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to not less than $0.02.

               (5)      In the event that the number of outstanding shares of Common Stock is increased by a stock dividend payable in Common Stock or by a subdivision of the outstanding Common Stock, then, from and after the time at which the adjusted Warrant Price becomes effective pursuant to this Section 9(b) by reason of such dividend or subdivision, the number of shares of Common Stock issuable upon the exercise of each Warrant shall be increased in proportion to such increase in outstanding shares. In the event that the number of shares of Common Stock outstanding is decreased by a combination of the outstanding Common Stock, then, from and after the time at which the adjusted Warrant Price becomes effective pursuant to this Section 9(b) by reason of such combination, the number of shares of Common Stock issuable upon the exercise of each Warrant shall be decreased in proportion to such decrease in the outstanding shares of Common Stock.

               (6)      In case of any reorganization or reclassification of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination), or in case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the holder of each Warrant then outstanding shall thereafter have the right to purchase the kind and amount of shares of Common Stock and other securities and property receivable upon such reorganization, reclassification, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which the holder of such Warrant shall then be entitled to purchase; such adjustments shall apply with respect to all such changes occurring between the date of this Warrant Agreement and the date of exercise of such Warrant.

               (7)      Subject to the provisions of this Section 9, in case the Company shall, at any time prior to the exercise of the Warrants, make any distribution of its assets to holders of its Common Stock as a liquidating or a partial liquidating dividend, then the holder of Warrants who exercises its Warrants after the record date for the determination of those holders of Common Stock entitled to such distribution of assets as a liquidating or partial liquidating dividend shall be entitled to receive for the Warrant Price per Warrant, in addition to each share of Common Stock, the amount of such distribution (or, at the option of the Company, a sum equal to the value of any such assets at the time of such distribution as determined by the Board of Directors of the Company in good faith) which would have been payable to such holder had such holder been the holder of record of the Common Stock receivable upon exercise of its Warrant on the record date for the determination of those entitled to such distribution.

               (8)      In case of the dissolution, liquidation or winding up of the Company, all rights under the Warrants shall terminate on a date fixed by the Company, such date to be no earlier than ten (10) days prior to the effectiveness of such dissolution, liquidation or winding up and not later than five (5) days prior to such effectiveness. Notice of such termination of purchase rights shall be given to the last registered holder of the Warrants, as the same shall appear on the books of the Company maintained by the Warrant Agent, by registered mail at least thirty (30) days prior to such termination date.

               (9)      In case the Company shall, at any time prior to the expiration of the Warrants and prior to the exercise thereof, offer to the holders of its Common Stock any rights to subscribe for additional shares of any class of the Company, then the Company shall give written notice thereof to the registered holders of the Warrants not less than thirty (30) days prior to the date on which the books of the Company are closed or a record date is fixed for the determination of the stockholders entitled to such subscription rights. Such notice shall specify the date as to which the books shall be closed or the record date fixed with respect to such offer of subscription and the right of the holders of the Warrants to participate in such offer of subscription shall terminate if the Warrant shall not be exercised on or before the date of such closing of the books or such record date.

               (10)      Any adjustment pursuant to the aforesaid provisions of this Section 9 shall be made on the basis of the number of shares of Common Stock that the holder thereof would have been entitled to acquire upon the exercise of the Warrant immediately prior to the event giving rise to such adjustment.

               (11)      Irrespective of any adjustments in the Warrant Price or the number or kind of shares purchasable upon exercise of the Warrants, Warrants previously or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Warrant Agreement.

               (12)      If at any time, as a result of an adjustment made pursuant to Section 9(b)(6) above, the holder of a Warrant or Warrants shall become entitled to purchase any securities other than shares of Common Stock, thereafter the number of such securities so purchasable upon exercise of each Warrant and the Warrant Price for such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 9(b)(2) through (5).

     Section 10.     Elimination of Fractional Interests. The Warrants may only be exercised to purchase full shares of Common Stock and the Company shall not be required to issue fractions of shares of Common Stock on the exercise of Warrants. However, if a Warrant holder exercises all Warrants then owned of record by it and such exercise would result in the issuance of a fractional share, the Company will pay to such Warrant holder, in lieu of the issuance of any fractional share otherwise issuable, an amount of cash based on the market value of the Common Stock of the Company on the last trading day prior to the exercise date.

     Section 11.      Notices to Warrantholders.

          (a)      Upon any adjustment of the Warrant Price and the number of shares of Common Stock issuable upon exercise of a Warrant, then and in each such case the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company shall also mail such notice to the holders of the Warrants at their addresses appearing in the Warrant register. Failure to give or mail such notice, or any defect therein, shall not affect the validity of the adjustments.

          (b)      Nothing contained in this Agreement shall be construed as conferring upon the holders of Warrants the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

               (1)      the Company shall pay dividends payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock; or

               (2)      the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; or

               (3)      there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of substantially all of its assets to, another corporation; or

               (4)      there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then in any one or more of such events, the Company shall give written notice in the manner set forth in Section 11(a) of the date on which (A) a record shall be taken for such dividend, distribution or subscription rights, or (B) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such notice shall be given at least thirty (30) days prior to the action in question and not less than thirty (30) days prior to any record date in respect thereof. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any of the matters set forth in this Section 11(b).

          (c)      The Company shall cause copies of all financial statements and reports, proxy statements and other documents that are sent to its stockholders to be sent by first-class mail, postage prepaid to each registered holder of Warrants at his address appearing in the warrant register as of the record date for the determination of the stockholders entitled to such documents.

     Section 12.     Disposition of Proceeds on Exercise of Warrants.

          (a)      The Warrant Agent shall promptly forward to the Company all monies received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of Warrants.

          (b)      The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours.

     Section 13.     Redemption of Warrants. The Warrants are redeemable by the Company, in whole or in part, on not less than thirty (30) days' prior written notice at a redemption price of $.25 per Warrant (subject to adjustment consistent with the provisions of Section 9 hereof) at any time after ___________, 2004 [the first anniversary of the Effective Date]; provided that (i) the last reported sales price per share of the Common Stock as reported by the principal exchange or trading market on which the Common Stock trades equals or exceeds $____ for twenty (20) consecutive trading days ending on the tenth trading day prior to the day on which the Company gives notice (the "Call Date") of redemption and (ii) there is an effective registration statement under the Act covering the offer and sale of shares of Common Stock upon exercise of the Warrants. The redemption notice shall be mailed to the holders of the Warrants at their addresses appearing in the Warrant register. Holders of the Warrants will have exercise rights until the close of business on the business day next preceding the specified redemption date.

     Section 14.     Merger or Consolidation or Change of Name of Warrant Agent. Any corporation or company which may succeed to the corporate trust business of the Warrant Agent by any merger or consolidation or otherwise shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible to serve as a successor Warrant Agent under the provisions of Section 16 of this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned.

     In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrants so countersigned. In all such cases such Warrants shall have the full force provided in the Warrants and in the Agreement.

     Section 15.     Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

          (a)      The statements of fact and recitals contained herein and in the Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein expressly provided.

          (b)      The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants in this Agreement or in the Warrants to be complied with by the Company.

          (c)      The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

          (d)      The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (e)      The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence, willful misconduct or bad faith.

          (f)      The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expenses unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights and interests may appear.

          (g)      The Warrant Agent and any stockholder, director, officer, partner or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          (h)      The Warrant Agent shall act hereunder solely as agent and its duties shall be determined solely by the provisions hereof.

          (i)      The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Warrant Agent shall not be answerable or accountable for any such attorneys, agents or employees or for any loss to the Company resulting from such neglect or misconduct, provided reasonable care had been exercised in the selection and continued employment thereof.

          (j)      Any request, direction, election, order or demand of the Company shall be sufficiently evidenced by an instrument signed in the name of the Company by its Chief Executive Officer, President or a Vice President or its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Warrant Agent by a copy thereof certified by the Secretary or an Assistant Secretary of the Company.

     Section 16.     Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company notice in writing, and to the holders of the Warrants notice by mailing such notice to the holders at their addresses appearing on the Warrant register, of such resignation, specifying a date when such resignation shall take effect. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company and the like mailing of notice to the holders of the Warrants. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or after the Company has received such notice from a registered holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under New York or federal law. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed and the former Warrant Agent shall deliver and transfer to the successor Warrant Agent all cancelled Warrants, records and property at the time held by it hereunder, and execute and deliver any further assurance or conveyance necessary for the purpose. Failure to file or mail any notice provided for in this Section, however, or any defect therein, shall not affect the validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

     Section 17.     Identity of Transfer Agent. Forthwith upon the appointment of any transfer agent for the shares of Common Stock or of any subsequent transfer agent for the shares of Common Stock or other shares of the Company's Common Stock issuable upon the exercise of the rights of purchase represented by the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such transfer agent.

     Section 18.     Notices. Any notice pursuant to this Agreement to be given by the Warrant Agent, by the Underwriter or by the registered holder of any Warrant to the Company, shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another is filed in writing by the Company with the Warrant Agent) as follows:

Flight Safety Technologies, Inc. 28 Cottrell Street Mystic, Connecticut 06355 Attention: Samuel A. Kovnat Chairman and CEO
and a copy thereof to:
Tobin, Carberry, O'Malley, Riley, Selinger, P.C. 43 Broad Street New London, Connecticut 06320 Attention: Joseph J. Selinger, Jr., Esq.

     Any notice pursuant to this Agreement to be given by the Company, by the Underwriter or by the registered holder of any Warrant to the Warrant Agent shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

Pacific Stock Transfer Company [ ] [ ] Attention: [ ]

     Any notice pursuant to this Agreement to be given by the Warrant Agent or by the Company to the Underwriter shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address if filed in writing with the Warrant agent) as follows:

The Shemano Group, Inc. 601 California Street Suite 1150 San Francisco, California 94108 Attention: Gary J. Shemano Chairman
and a copy thereof to:
Blank Rome LLP 405 Lexington Avenue New York, New York 10174 Attention: Richard DiStefano, Esq.

     Section 19.     Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interest of the holders of Warrants.

     Section 20.     Governing Law. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of New York and shall be construed in accordance with the laws of New York applicable to agreements to be performed wholly within New York.

     Section 21.     Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrants.

     Section 22.     Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Warrant Agent or the Underwriter shall bind and inure to the benefit of their respective successors and assigns hereunder.

     IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

FLIGHT SAFETY TECHNOLOGIES, INC. By: Name: Title:
PACIFIC STOCK TRANSFER COMPANY By: Name: Title:
THE SHEMANO GROUP, INC. By: Name: Title:

EXHIBIT A

[FORM OF WARRANT CERTIFICATE]

COMMON STOCK PURCHASE WARRANTS

FLIGHT SAFETY TECHNOLOGIES, INC.

EXERCISABLE ON OR BEFORE
5:00 P.M., EASTERN TIME, ____, 2008

No.	Warrants CUSIP

     THIS IS TO CERTIFY THAT

or registered assigns, is the owner of the number of warrants set forth above. Each warrant (subject to adjustments as hereinafter referred to) entitles the holder hereof to purchase at any time until 5:00 p.m. Eastern Time on _________, ___, 2008 one fully paid and non-assessable share of common stock (the "Common Stock") of Flight Safety Technologies, Inc. a Nevada corporation (the "Company") (such shares of Common Stock being hereinafter referred to as the "Shares" or a "Share"), upon payment of the warrant price (as hereinafter described), provided, however, that under certain conditions set forth in the Warrant Agreement hereinafter mentioned the number of Shares purchased upon the exercise of a warrant may be increased or reduced and the warrant price may be adjusted. Subject to adjustment as aforesaid, the warrant price per Share (hereinafter called the "Warrant Price") shall be $______________ per Share. As provided in said Warrant Agreement the Warrant Price is payable upon the exercise of the Warrant, either in cash or by certified check payable to the order of the Company.

     Under certain conditions set forth in the Warrant Agreement, this Warrant may be called for redemption on or after ______________, 2004, at a redemption price of $0.25 per Warrant (subject to adjustment consistent with the provisions of Section 9 of the Warrant Agreement) upon written notice of not less than 30 days.

     Upon the exercise of this Warrant, the form of election to purchase must be properly completed and executed. In the event that this Warrant is exercised in respect of less than all of such Shares, a new Warrant for the remaining number of Shares will be issued on such surrender.

     This Warrant is issued under and the rights represented hereby are subject to the terms and provisions contained in a Public Warrant Agreement (the "Warrant Agreement"), dated as of ______________, 2003, among the Company, Pacific Stock Transfer Company, as Warrant Agent (the "Warrant Agent") and The Shemano Group, Inc., as the Underwriter (the "Underwriter"), all terms and provisions of which the registered holder of this Warrant, by acceptance hereof, assents to. Reference is hereby made to said Warrant Agreement for a more complete statement of the rights and limitations of rights of the registered holders hereof, the rights and duties of the Warrant Agent and the rights and obligations of the Company hereunder. Copies of said Warrant Agreement are on file at the office of the Warrant Agent.

     The Company shall not be required upon the exercise of this Warrant to issue fractions of Shares, but shall make adjustments therefor in cash on the basis of the then current market value of any fractional interest as provided in the Warrant Agreement.

     This Warrant is transferable at the office of the Warrant Agent (or of its successor as Warrant Agent) by the registered holder hereof in person or by attorney duly authorized in writing, but only in this manner and subject to the limitations provided in the Warrant Agreement and upon surrender of this Warrant and the payment of any transfer taxes. Upon any such transfer, a new Warrant, or Warrants of different denominations, of this tenor and representing in the aggregate the right to purchase a like number of Shares will be issued to the transferee in exchange for this Warrant.

     This Warrant may be transferred, when surrendered at the office of the Warrant Agent or its successor as warrant agent by the registered holder hereof in person or by attorney duly authorized in writing, but only in the manner and subject to the limitations provided in the Warrant Agreement and upon surrender of this Warrant Certificate and the payment of any transfer taxes. Upon any such transfer, a new Warrant or Warrants of different denominations of this tenor and representing in the aggregate the right to purchase a like number of Shares equal to this number of such Warrants.

     If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock or other securities purchasable upon exercise of the Warrants are closed for any purpose, the Company shall not be required to make delivery of certificates for the securities purchased upon such exercise until the date of the reopening of said transfer books.

     The holder of this Warrant shall not be entitled to any of the rights of a shareholder of the Company prior to the exercise hereof.

     This Warrant shall not be valid unless countersigned by the Warrant Agent.

     Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

DATED:

[SIGNATURE]                                  [CORPORATE SEAL]                             [SIGNATURE]

FLIGHT SAFETY TECHNOLOGIES, INC.

ELECTION TO PURCHASE

To Be Executed by the Registered Holder In Order to Exercise Warrants

To:     FLIGHT SAFETY TECHNOLOGIES, INC.

c/o:     Pacific Stock Transfer Company
            [ADDRESS]
            [ADDRESS]

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant(s) for and to purchase thereunder, ________________ shares of Common Stock provided for therein and tenders herewith payment of the purchase price in full to the order of the Company and requests that certificates for such shares shall be issued in the name of

(Please Print or Typewrite)	PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

and be delivered to
                                                                                    (Name)

at
         (Street Address)                           (City)                        (State)                           (Zip Code)

and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:	Signature:

Note: the above signature must correspond with the name as written upon the face of this Warrant or with the name of the assignee appearing in the assignment from below in every particular without alteration or enlargement or any change whatever.

Name:	(Please Print or Typewrite) PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
Address:	(Street) (City) (State) (Zip Code)

*Signature Guaranteed:

ASSIGNMENT

For value received:                                                               hereby sell, assign and transfer unto

(Please Print or Typewrite Name of Assignee)	PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                 (Street Address)                       (City)                         (State)                     (Zip Code)

(                        ) Warrants represented by the within Warrant Certificate, together with all right, title and interest therein, and do hereby irrevocably constitute and appoint                                  attorney to transfer said Warrant on the books of the within named Company, with full power of substitution in the premises, whatever.

Dated:	Signature:

Note: the above signature must correspond with the name as written upon the face of this Warrant or with the name of the assignee appearing in the assignment from below in every particular without alteration or enlargement or any change whatever.

Name:	(Please Print or Typewrite) PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

*Signature Guaranteed:

* In case of assignment or if the Common Stock issued upon exercise is to be registered in the name of a person other than the holder, the holder's signature must be guaranteed by a commercial bank, trust company or an NASD member firm.